EXHIBIT 99.1


         FOR:      TARRANT APPAREL GROUP

     CONTACT:      Corazon Reyes
                   Chief Financial Officer
                   (323) 780-8250 x1207

                   Investor Relations:
                   Melissa Myron/Lauren Puffer
                   (212) 850-5600

FOR IMMEDIATE RELEASE

        TARRANT APPAREL GROUP ANNOUNCES FISCAL 2005 THIRD QUARTER RESULTS
                           ~ NET SALES INCREASE 83% ~
                    ~ EARNINGS PER SHARE INCREASE TO $0.06 ~

         LOS ANGELES, CA - NOVEMBER 10, 2005 - TARRANT APPAREL GROUP (NASDAQ:TAGS), a design and sourcing company for private label and private brands casual apparel, today announced financial results for the third quarter and nine months ended September 30, 2005.

THIRD QUARTER RESULTS

         In the third quarter of 2005, net sales increased 83% to $69.6 million from $38.1 million reported in the same period last year. The increase was primarily due to higher sales in the Company's Private Brands business, which amounted to $22.6 million compared to $2.8 million in the third quarter of 2004. Private Label sales also increased in the quarter, to $47.0 million from $35.3 million reported in the same period last year.

         Gross profit for the quarter increased 252% to $14.5 million from $4.1 million in the year-ago period. The improvement in gross margin to 21% from 11% reflects an increased contribution from the higher-margin Private Brands business as well as improved margins in the Private Label business. Selling, general, and administrative expenses in the current period were $10.2 million compared to $7.6 million in the third quarter last year and reflect the overall increase in sales for the quarter as well as continued investments to build the Private Brands business. As a percentage of sales, selling, general, and administrative expenses improved to 14.7% versus 19.9% for the same period last year.

         Net income for the quarter ended September 30, 2005 was $1.7 million, or $0.06 per diluted share, compared to a net loss of $4.0 million, or $0.14 per diluted share, in the same quarter of last year.

         Barry Aved, President and CEO of Tarrant Apparel Group, commented, "We are extremely pleased with the progress made on our strategic initiatives, and the significant top and bottom line gains compared to last year. Our Private Brands posted solid growth due to the continued success of our American Rag and Alain Weiz brands as well as contributions from newly launched brands, such as JS by Jessica Simpson, Princy by Jessica Simpson, and Gear 7 that were not included in our results last year. The launch of multiple new brands, including House of Dereon by Tina Knowles, which will ship in November, is a remarkable accomplishment.

         "During the same period, we nearly doubled our margins and grew the Private Label business by expanding the product mix beyond casual bottoms and attracting new customers with our proven design and marketing expertise. Although lower than our initial expectations, we are very pleased with our results. That said, we are humbled by the uncertainties of predicting the timing and degree of acceptance that any new brand faces, and have acquired great respect for the difficulty in providing accurate guidance."

NINE MONTH RESULTS

         Net sales increased 39% to $164.9 million in the first nine months of 2005 compared to $118.7 million in the same period last year. Net income for the nine month period was $2.5 million, or $0.08 per diluted share, compared to a net loss of $75.6 million, or $2.63 per diluted share, for the first nine months of fiscal 2004. Net loss in the first nine months of fiscal 2004 includes a $64.3 million charge related to the impairment of certain of the Company's Mexico assets, net of minority interest.

COMPANY OUTLOOK

         As was recently updated, the Company now expects fiscal 2005 sales to be in the range of approximately $210 million to $215 million. This outlook contemplates Private Brands will contribute in the range of $50 million to $53 million in revenue and Private Label to contribute in the range of $160 million to $162 million in revenue. We previously provided guidance that our net income would be approximately $1.0 million to $2.0 million for 2005. After gaining further clarification regarding tax reserve accruals, the Company now expects net income to be between approximately $2.0 million and $2.5 million for 2005.

         Based upon current business and economic conditions, the Company expects continued growth in both its Private Label and Private Brands businesses that will be tempered somewhat by continued slow bookings in denim as retailers re-balance their inventory levels as well as the previously announced discontinuation of the Gear 7 line at Kmart. In addition, the Company's expectations reflect a change in the distribution of the JS by Jessica Simpson brand, which was originally launched as a denim line with Charming Shoppes. Charming Shoppes is not going forward with the line, and the Company is currently in discussion with other large volume, middle market retailers who would support the brand as a multi-category collection. As such, the Company is taking corrective measures to better balance product development costs with a more moderate ramp up in sales.


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


"We are making solid progress in our key initiatives, and doing the things necessary to ensure our long-term profitability and growth. The direction and traction of both our Private Brands and our Private Label businesses give us confidence that this positive momentum will result in continued year over year improvement in our overall business results. We currently plan to provide guidance for 2006 after the first quarter, or when we feel there is adequate visibility," Mr. Aved concluded.

CONFERENCE CALL

         Tarrant Apparel Group will host a conference call Thursday, November 10, 2005 at 5:00 p.m. Eastern Time that may be accessed via the Internet at:
WWW.TAGS.COM or by dialing 800-683-1525 or 973-409-9261. Additionally, a replay of the call will be available through November 17, 2005 and can be accessed by dialing 877-519-4471 or 973-341-3080, passcode 6349396.

ABOUT TARRANT APPAREL GROUP

         Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children. Through its subsidiary, Private Brands, Inc., Tarrant designs, markets, and manufactures privately owned brands, including
American Rag CIE, and has exclusive license agreements with several celebrity brands such as Jessica Simpson and Beyonce Knowles' House of Dereon.

FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE SALES AND NET INCOME GUIDANCE FOR FISCAL 2005 AND THE ANTICIPATED GROWTH OF CERTAIN BRANDS IN 2006. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, FURTHER INTERVENTION OF THE U.S. GOVERNMENT IN CHINA IMPORTS. THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER, DELAYS IN THE LAUNCH OF NEW PRIVATE BRANDS, AND THE INABILITY TO RAISE ADDITIONAL CAPITAL NECESSARY TO SUPPORT ANTICIPATED GROWTH. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                               {tables to follow}


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


                              TARRANT APPAREL GROUP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (Unaudited)


                                                      SEPTEMBER 30, DECEMBER 31,
                                                            2005        2004
                                                         ---------    ---------
ASSETS
Current assets:
     Cash and cash equivalents .......................   $   1,637    $   1,215
     Accounts receivable, net ........................      64,860       37,759
     Due from related parties ........................       3,794       10,652
     Inventory .......................................      26,364       19,144
     Current portions of notes receivable from
        related parties ..............................       5,324        5,324
     Prepaid expenses and other receivables ..........       1,292        1,252
     Prepaid royalties ...............................       2,163        2,258
     Income tax receivable ...........................         145          145
                                                         ---------    ---------

     Total current assets ............................     105,579       77,749
                                                         ---------    ---------


Property and equipment, net ..........................       1,746        1,875
Notes receivable .....................................      38,728       40,107
Due from related parties .............................       2,797
Equity method investment .............................       2,140        1,880
Deferred financing costs, net ........................         951        1,203
Other assets .........................................         174          414
Goodwill, net ........................................       8,583        8,583
                                                         ---------    ---------

     Total assets ....................................   $ 160,698    $ 131,811
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ......................   $  15,415    $  17,951
     Accounts payable ................................      28,029       24,395
     Accrued expenses ................................      11,825       11,243
     Income taxes ....................................      17,597       16,826
     Current portion of long-term debt ...............      44,244       19,629
                                                         ---------    ---------

     Total current liabilities .......................     117,110       90,044
                                                         ---------    ---------


Long-term obligations ................................         660        2,545
Convertible debentures, net ..........................       5,847        8,330
Long term deferred tax liabilities ...................         152          214


Minority interest ....................................         164         --

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;
        no shares issued and outstanding .............        --           --
     Warrants to purchase common stock ...............       2,847        2,847
     Common stock, no par value, 100,000,000 shares
        authorized: 30,553,763 shares (2005) and
        28,814,763 shares (2004) issued and
        outstanding ..................................     114,977      111,515
     Contributed capital .............................       9,966        9,965
     Retained earnings ...............................     (88,715)     (91,183)
     Notes receivable from officer/shareholder .......      (2,310)      (2,466)
                                                         ---------    ---------
Shareholders' equity                                        36,765       30,678


     Total liabilities and shareholders' equity ......   $ 160,698    $ 131,811
                                                         =========    =========


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


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)

                                                             THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                        ----------------------------    ----------------------------
                                                            2005            2004            2005            2004
                                                        ------------    ------------    ------------    ------------
                                                         (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales ...........................................   $     69,566    $     38,103    $    164,934    $    118,746
Cost of sales .......................................         55,021          33,968         129,989         101,846
                                                        ------------    ------------    ------------    ------------

Gross profit ........................................         14,545           4,135          34,945          16,900
Selling and distribution expenses ...................          2,846           2,081           7,813           7,110
General and administrative expenses .................          7,399           5,495          20,270          25,564
Royalty expenses ....................................          1,289             125           2,181             418
Impairment of assets ................................           --              --              --            77,982
                                                        ------------    ------------    ------------    ------------

Income (loss) from operations .......................          3,011          (3,566)          4,681         (94,174)
Interest expense ....................................         (1,301)           (700)         (3,400)         (2,194)
Interest income .....................................            506              94           1,576             281
Other income (expense) ..............................            168             189             754           6,371
Minority interest income (expense) ..................           (164)            180            (164)         15,197
                                                        ------------    ------------    ------------    ------------

Income (loss) before provision for income taxes .....          2,220          (3,803)          3,447         (74,519)
Provision (benefit) for income taxes ................            518             216             979           1,040
                                                        ------------    ------------    ------------    ------------

Net income (loss) ...................................   $      1,702    $     (4,019)   $      2,468    $    (75,559)
                                                        ============    ============    ============    ============

Net income (loss) per share:
     Basic ..........................................   $       0.06    $      (0.14)   $       0.08    $      (2.63)
                                                        ============    ============    ============    ============
     Diluted ........................................   $       0.06    $      (0.14)   $       0.08    $      (2.63)
                                                        ============    ============    ============    ============


Weighted average common and common equivalent shares:
     Basic ..........................................     30,365,502      28,814,763      29,451,054      28,705,274
                                                        ============    ============    ============    ============

     Diluted ........................................     30,785,797      28,814,763      29,517,251      28,705,274
                                                        ============    ============    ============    ============


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